News Release
www.aviatnetworks.com

Aviat Networks Receives Expected NASDAQ Notice Related to Delay in Form 10-K Filing
SANTA CLARA, Calif. - [September 29, 2014] - Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today announced that, as expected, it received a standard notice from NASDAQ stating that Aviat is not in compliance with the NASDAQ listing rule that requires timely filing of reports with the Securities and Exchange Commission . The September 26, 2014, letter was sent as a result of Aviat’s delay in filing its Annual Report on Form 10-K for its fiscal year ended June 27, 2014, which Aviat initially announced via a Form 8-K filing on September 25, 2014.
The NASDAQ notice has no immediate effect on the listing or trading of Aviat’s common stock on the NASDAQ Global Select Market. Under NASDAQ’s listing rules, Aviat has 60 calendar days from the date of the letter to submit a plan to regain compliance. If the plan is accepted, Aviat can be granted an exception of up to 180 calendar days from the Form 10-K’s due date, or until March 24, 2015, to regain compliance. Aviat expects to submit a plan to regain compliance within the timeline prescribed by NASDAQ.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including statements regarding Aviat’s expectations with respect to regaining compliance with NASDAQ’s listing rules. All statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document.
For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in the Form 10-K filed with the Securities and Exchange Commission ("SEC") on September 23, 2013, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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Investor Relations:
Peter Salkowski, Aviat Networks, Inc., (408) 567-7117, Investorinfo@aviatnet.com